JOHN HANCOCK FUNDS III
AMENDMENT TO ADVISORY AGREEMENT
     AMENDMENT made this 1st day of October, 2009, to the Advisory Agreement dated July 1, 2009, between John Hancock Funds III, a Massachusetts business trust (the “Trust”), and John Hancock Investment Management Services, LLC, a Delaware limited liability company. In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A
     Appendix A of the Agreement, which relates to Section 4 of the Agreement, “Compensation of Adviser,” is hereby amended for each of the following series of the Trust (each a “Fund’), as shown in Appendix A hereto:
John Hancock Classic Value Mega Cap Fund
John Hancock Disciplined Value Fund
John Hancock Global Shareholder Yield Fund
John Hancock International Core Fund
John Hancock International Growth Fund
John Hancock U.S. Core Fund
2.	EFFECTIVE DATE
     This Amendment shall become effective as of date first mentioned above.
3.	DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4.	OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

JOHN HANCOCK FUNDS III, on behalf of its series listed in Appendix A to this Amendment
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

Appendix A

	First	Next	Excess over
	$2.5 billion	$2.5 billion	$5 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Classic Value Mega Cap Fund	XX%	XX%	XX%

	First	Next	Next	Next	Excess over
	$500 million	$500 million	$500 million	$1 billion	$2.5 billion
Fund	of Net Assets	of Net Assets	of Net Assets	of Net Assets	of Net Assets
John Hancock Disciplined Value Fund	XX%	XX%	XX%	XX%	XX%

	First	Next	Excess over
	$500 million	$500 million	$1 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Global Shareholder Yield Fund	XX%	XX%	XX%

	First	Next	Next	Next	Next	Excess over
	$100 million	$900 million	$1 billion	$1 billion	$1 billion	$4 billion
	of	of	of	of	of	of
Fund	Net Assets	Net Assets	Net Assets	Net Assets	Net Assets	Net Assets
John Hancock International Core Fund	XX%	XX%	XX%	XX%	XX%	XX%

	First	Next	Next	Next	Next	Excess over
	$100 million	$900 million	$1 billion	$1 billion	$1 billion	$4 billion
	of	of	of	of	of	of
Fund	Net Assets	Net Assets	Net Assets	Net Assets	Net Assets	Net Assets
John Hancock International Growth Fund	XX%	XX%	XX%	XX%	XX%	XX%

A-1

	First	Next	Next	Next	Excess over
	$500 million	$500 million	$1 billion	$1 billion	$3 billion
Fund	of Net Assets	of Net Assets	of Net Assets	of Net Assets	of Net Assets
John Hancock U.S. Core Fund	XX%	XX%	XX%	XX%	XX%

A-2